Exhibit 99.1

Goldenbridge Acquisition Limited and AgiiPlus Inc. Mutually Agree to Terminate Merger Agreement

NEW YORK, N.Y. – May 3, 2022 (GLOBE NEWSWIRE) – Goldenbridge Acquisition Limited (NASDAQ: GBRG) (the “Company” or “Goldenbridge”), a special purpose acquisition company, announced today that it has terminated its previously announced agreement and plan of merger (the “Merger Agreement”) with AgiiPlus Inc. (“AgiiPlus”), by mutual agreement of all relevant parties. As a result, Goldenbridge will seek an alternative business combination.

About Goldenbridge Acquisition Limited

Goldenbridge Acquisition Limited is incorporated in the British Virgin Islands as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Goldenbridge’s efforts to identify a prospective target business have not been limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Yongsheng Liu

Chief Executive Officer

Goldenbridge Acquisition Limited

Tel: +86 (186) 0217-2929